EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-126522 on Form S-8 of our report on the consolidated financial statements of Volcom, Inc. and subsidiaries dated February 29, 2008 and our report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Volcom, Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Costa Mesa, California
February 29, 2008